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                          SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C. 20549


                                        Form 8-K


                                     CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934


                                     October 30, 1996
                       Date of Report (Date of earliest event reported)


                          NATIONAL CAPITAL MANAGEMENT CORPORATION
                   (Exact name of registrant as specified in its charter)

    DELAWARE                        0-169819                93-3054267
(State or other juris-       (Commission File Number)      (IRS Employer
diction of incorporation)                                Identification No.)


                                   160 Sansome Street
                             San Francisco, California 94104
                        (Address of principal executive offices)

                                    (415) 989-2661
                   (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

     The Company submitted a request for continued listing on The NASDAQ Stock Market pursuant to an exception for market value of public float and minimum bid price as set forth in the NASD Marketplace Rules. After a review of the Company's submissions, the NASDAQ Listing Qualifications Panel (the "Panel") determined that an exception would not be granted. Although the Company indicated that the Board of Directors had authorized a stock repurchase program which the Company believed would assist the Company in meeting the bid price and market value of public float requirements, the Panel did not believe that this proposed plan of compliance could satisfy the requirements within a reasonable period of time. Although the Company also requested, in the alternative, that the Panel consider the Company's securities for inclusion on The NASDAQ SmallCap Market, the Panel noted that the Company does not meet the minimum bid price of public float for initial inclusion for that market as well. Accordingly, the Panel determined to delete the Company's securities from The NASDAQ Stock Market effective October 31, 1996. The Company's securities, however, are eligible to trade on the OTC Bulletin Board.


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                NATIONAL CAPITAL MANAGEMENT CORPORATION
                                (Registrant)




Dated:  October 30, 1996        By
                                   ------------------------------------------
                                   John C. Shaw
                                   President
                                   (Principal Executive and Financial Officer)




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